Exhibit 10.8

855 Boylston Street, 10th Floor

Boston, MA 02116

November 3, 2023

Variation Biotechnologies Inc.

310 Hunt Club Road East, Suite 201

Ottawa Ontario Canada K1V 1C1

Attention: Nell H. Beattie

Re:	Extension No. 2 of Delivery Due Date for Compliance Certificate for period ended 9/30/23 Ladies and Gentlemen:

Reference is made to the Loan and Guaranty Agreement dated as of the date hereof (including the exhibits and other attachments thereto, as amended, restated, supplemented or otherwise modified in accordance with its terms, the “Loan Agreement”) among VARIATION BIOTECHNOLOGIES INC., a Canadian federal corporation (“Borrower Representative” or “you”), VBI VACCINES INC., a British Columbia corporation (“Parent”, and together with Borrower Representative and any other Person party to the Loan Agreement as a borrower from time to time, “Borrowers” and each, a “Borrower”), certain other Loan Parties party thereto, K2 HEALTHVENTURES LLC, as administrative agent for the Lender (in such capacity, together with its successors and assigns), and as a lender (together with other lenders from time to time party thereto, collectively, “Lenders”, and each, a “Lender”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

This letter agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Letter Agreement”) confirms our understanding to further extend the due date to deliver the Compliance Certificate for the period ending September 30, 2023, from November 6, 2023, to November 13, 2023 (the “Extension Date”). Lenders agree that until the Extension Date the Lenders will refrain from declaring an Event of Default under the Loan Agreement and/or the other Loan Documents.

This Letter Agreement shall not be deemed to (a) constitute a consent to any future amendment, waiver or modification of any term or condition of any Loan Document, (b) create a course of dealing with respect to delivery of any future delivery of Compliance Certificate or compliance with any other term of the Loan Documents, or (c) otherwise prejudice any right or remedy which Collateral Trustee, Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document. This Letter Agreement is a Loan Document subject to the general terms and conditions applicable to the Loan Documents, including as set forth in Section 12 of the Loan Agreement.

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[SIGNATURE PAGE TO EXTENSION LETTER]

Sincerely,

K2 HEALTHVENTURES LLC
as Administrative Agent and Lender

By:	/s/ Anup Arora
Name:	Anup Arora
Its:	Managing Director and Chief Investment Officer

Please confirm that the foregoing is our mutual understanding by signing and returning an executed counterpart of this Letter Agreement.

VARIATION BIOTECHNOLOGIES INC.

By	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

VBI VACCINES INC.

By	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer